                                                                    EXHIBIT 99.1

[VERILINK LOGO]

                                                                   NEWS
                                                           FOR IMMEDIATE RELEASE

                                                                        Contact:
                                                                      Bill Smith
                                                            Verilink Corporation
                                                                    256.327.2204
                                                             bsmith@verilink.com

                                                                    Gary W. Gray
                                                            Verilink Corporation
                                                                    510.492.0800
                                                          gary.gray@verilink.com



        VERILINK REPORTS FOURTH QUARTER AND FISCAL 2004 FINANCIAL RESULTS

                    Q4 REVENUES INCREASE 79% YEAR OVER YEAR;
            XEL INTEGRATION COMPLETE; LARSCOM MERGER COMPLETE TONIGHT

MADISON, AL -- JULY 28, 2004 -- Verilink Corporation (Nasdaq: VRLK) - a market leader in broadband access solutions - today reported its financial results for the fourth quarter and fiscal year ended July 2, 2004.

Net sales for the quarter increased 79% year over year to $13.9 million from $7.8 million in the same period of fiscal 2003. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2004 was $500,000, or $(0.03) per share, compared to net income of $917,000, or $0.06 per diluted share in the fourth quarter of fiscal 2003. For full-year fiscal 2004, revenues were $ 46.3 million and GAAP net income was $12,000, or $0.00 per share, compared to full-year fiscal 2003 revenues of $28.1 million and GAAP net income of $1.5 million or $0.10 per share.

Fourth quarter GAAP results included acquisition-related and other items of $743,000, consisting of $314,000 of intangible amortization and compensation expense of $439,000 related to restricted stock awards, net of a reduction in the restructuring charge of $10,000. Excluding the effects of these items, non-GAAP income was $243,000 or $0.02 per diluted share, compared to non-GAAP income for the fourth quarter of fiscal 2003 of $1.1 million or $0.07 per diluted share. For the year-ago quarter, the net adjustment to reconcile to GAAP income was intangible amortization, which totaled $185,000 (see "Use of Non-GAAP
Financial Measures" below).

On an annual basis, GAAP results for fiscal 2004 included acquisition-related and other items totaling $3.3 million, consisting of $1 million of intangible amortization, compensation expense of $1.85 million related to expenses associated with the XEL acquisition, and restructuring charges of $390,000 related to the consolidation of certain XEL functions into Madison, Alabama.
Excluding the effects of these items, non-GAAP income was $3.3 million or $0.20 per diluted share, compared to non-GAAP income for fiscal 2003 of $3.6 million or $0.23 per diluted share. For fiscal 2003, net adjustments to reconcile to GAAP income totaled $2 million, including intangible amortization of $484,000, in process research & development of $316,000 and the cumulative effect of a change in accounting principle (relating to goodwill) of $1.2 million.

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               Verilink Reports Fourth Quarter and Fiscal 2004 Financial Results
                                                                          Page 2


"This was a productive quarter for Verilink, as we saw an increase in our quarter-over-quarter revenues and experienced growth from the international market and through our channel partnerships," stated Leigh S. Belden, President and CEO of Verilink. "From an operational standpoint, we have made progress on the execution of our strategic plan, particularly with the integration of XEL and the merger of Larscom. As a result, we have gained operational leverage, expanded our customer base and have broadened our product offering to better position Verilink in the Voice over TDM, VoIP, and Optical
Ethernet Access markets. We also noted a shift in our product mix during the quarter as a certain large customer, whose orders have historically fluctuated significantly, reduced orders for legacy products last quarter. As a result of our diversification and acquisition program, our fourth quarter results benefited from increased sales across product lines other than legacy products."

RECENT MERGER OF LARSCOM AND ACQUISITION OF XEL COMMUNICATIONS

As announced today in a separate press release, Verilink completed the merger with Larscom Incorporated (Nasdaq: LARS), a leading provider of WAN access equipment, effective as of 9:00 pm Eastern Time tonight.

"This merger with Larscom represents a major milestone in Verilink's strategy to become a leading provider of next-generation broadband access solutions," said
Mr. Belden. "The Larscom merger increases our customer base, expands our channel partnerships, strengthens our cash position, adds to our overall revenue base and broadens our product offering to better serve our customers. This includes strengthening our offering in the integrated access space as well as taking us into the high-growth Optical Ethernet Access market, an important new segment for Verilink."

As an update to its acquisition of XEL Communications announced February 5, 2004, Verilink today announced the completion of its integration of XEL, a provider of access solutions and services to large telecommunications carriers such as ILECs, IXCs, and IOCs. The XEL acquisition significantly expands
Verilink's presence in the TDM market, with both IAD CPE and Central Office product/service offerings, and positions the company to assist major carriers in the migration from circuit to packet-switched architectures as they look to upgrade existing networks to offer new services in the future.


VERILINK FOURTH QUARTER 2004 SUMMARY:

   o Revenues were $13.9 million for Q4 2004, a 79% increase over the same period in 2003

   o  Non-GAAP income was $243,000 for Q4 2004

   o  Signed a definitive merger agreement with Larscom Incorporated

   o Introduced VIPER product line, an Integrated Access Device (IAD) products targeting the SOHO and SMB markets

   o  Introduced 8000 Series product line, a VoIP-enabled Integrated Access
      Device (IAD), which was selected as a "Top 10 Hottest Technologies for 2004" by Telecommunications Magazine.

CONFERENCE CALL INFORMATION

A live Webcast of the conference call discussing Verilink's fourth quarter and fiscal year 2004 financial results is scheduled for July 28, 2004 at 4:00 p.m.
CDT/5:00 p.m. EDT and can be accessed as follows:

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

            Live Webcast:  http://phx.corporate-ir.net/playerlink.zhtml?c=96086&s=wm&e=916426


USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP income excludes intangible amortization, other acquisition-related expenses and restructuring charges, and is not a measure of financial performance under GAAP and should not be considered a

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               Verilink Reports Fourth Quarter and Fiscal 2004 Financial Results
                                                                          Page 3

substitute for or superior to GAAP net income. Verilink's management uses non-GAAP income as a financial measure to evaluate performance. Management believes this measure presents the Company's results on a more comparable operational basis by excluding non-cash amortization expenses, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring items. Other companies may calculate non-GAAP income in a different manner, so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Verilink's GAAP net income to non-GAAP income is set forth below.


ABOUT VERILINK CORPORATION

Verilink provides customer premises voice and data access solutions to service providers, strategic partners and enterprise customers on a worldwide basis.
Verilink is a market leader in voice over packet and voice over TDM IAD solutions including VoIP, VoDSL and VoATM. Data only offerings include access routers, probes, CSU/DSUs, DACS and network monitoring solutions. Verilink turnkey service solutions empower carriers with the flexibility to provide integrated services regardless of network technology. The Company's headquarters are located at 127 Jetplex Circle, Madison, AL 35758. Verilink stock trades on the NASDAQ National Market under the symbol VRLK. To learn more about Verilink, visit the website at http://www.verilink.com.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to the expected benefits of acquisitions, future product offerings, expected synergies and margins, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability to successfully integrate acquisitions and achieve expected synergies, the ability of the combined company to develop and market successfully and in a timely manner new products, the impact of competitive products and pricing and of alternative technological advances, the ability to increase sales of acquired product lines, the impact of customer concentration and the financial strength of customers, and changes in demand for the Company's products. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in the joint proxy statement/prospectus included in Verilink's Form S-4 Registration
Statement filed with the Securities and Exchange Commission, as well as Verilink's Annual Report on Form 10-K for the fiscal year ended June 27, 2003 and quarterly report on Form 10-Q for the quarter ended April 2, 2004, and Larscom's Annual Report on Form 10-K for the fiscal year ended December 31,
2003, as amended, and quarterly report on Form 10-Q for the quarter ended March
31, 2004. These forward-looking statements speak only as of the date hereof.
Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

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
                                       ###
 Verilink, the Verilink logo, and NetEngine are registered trademarks of Verilink Corporation. Larscom is a registered trademark of
           Larscom Incorporated. All other trademarks or registered trademarks are the property of the respective owners.

               Verilink Reports Fourth Quarter and Fiscal 2004 Financial Results
                                                                          Page 4

                              VERILINK CORPORATION
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, in thousands, except per share amounts)

                                                                 Three Months Ended          Year Ended
                                                                --------------------    --------------------
                                                                July 2,     June 27,    July 2,     June 27,
                                                                  2004        2003        2004        2003
                                                                --------    --------    --------    --------
Net sales ...................................................   $ 13,930    $  7,799    $ 46,260    $ 28,104
Cost of sales(1) ............................................      8,714       3,679      26,512      13,939
                                                                --------    --------    --------    --------
   Gross profit .............................................      5,216       4,120      19,748      14,165
Operating expenses:
   Research and development(2) ..............................      1,895       1,402       6,876       3,985
   Selling, general and administrative(3) ...................      4,091       1,937      13,144       7,586
   In-process research and development ......................         --          --          --         316
   Restructuring charge .....................................        (10)         --         390          --
                                                                --------    --------    --------    --------
Income (loss) from operations ...............................       (760)        781        (662)      2,278
Interest and other income, net(4) ...........................        292         175         927         656
Interest expense ............................................        (32)        (39)       (253)       (181)
                                                                --------    --------    --------    --------
   Income (loss) before provision for income taxes ..........       (500)        917          12       2,753
Provision for income taxes ..................................         --          --          --          --
                                                                --------    --------    --------    --------
   Net income (loss) before accounting change ...............       (500)        917          12       2,753
Cumulative effect of change in accounting principle,
   relating to goodwill .....................................         --          --          --      (1,233)
                                                                --------    --------    --------    --------
   Net income (loss) ........................................   $   (500)   $    917    $     12    $  1,520
                                                                ========    ========    ========    ========

Earnings (loss) per share, basic and diluted:
   Net income (loss) before accounting change ...............   $  (0.03)   $   0.06    $   0.00    $   0.18
   Cumulative effect of change in accounting principle,
     relating to goodwill ...................................         --          --          --       (0.08)
                                                                ========    ========    ========    ========
   Net income (loss) ........................................   $  (0.03)   $   0.06    $   0.00    $   0.10
                                                                ========    ========    ========    ========

Weighted average shares outstanding:
   Basic ....................................................     16,131      14,666      15,170      14,871
                                                                ========    ========    ========    ========
   Diluted ..................................................     16,131      15,166      16,562      15,294
                                                                ========    ========    ========    ========

Notes:
(1) Cost of sales includes the following:
      Cash bonuses ..........................................   $     --    $     --    $     50    $     --
      Retention bonuses accrued .............................         12          --          20          --
      Compensation expense on stock awards ..................         20          --         178
                                                                --------    --------    --------    --------
                                                                $     32    $     --    $    248    $     --
                                                                ========    ========    ========    ========

(2) Research and development expenses includes the
     following:
      Cash bonuses ..........................................   $     --    $     --    $     50    $     --
      Retention bonuses accrued .............................         13          --          21          --
      Compensation expense on stock awards ..................         12          --         170          --
                                                                --------    --------    --------    --------
                                                                $     25    $     --    $    241    $     --
                                                                ========    ========    ========    ========

(3) Selling, general and administrative expenses includes
     the following:
      Cash bonuses ..........................................   $     --    $     --    $    250    $     --
      Retention bonuses accrued .............................        146          --         188          --
      Compensation expense on stock awards ..................        407          --       1,147          --
      Amortization of acquired intangible assets ............        314         185         579         484
                                                                --------    --------    --------    --------
                                                                $    867    $    185    $  2,164    $    484
                                                                ========    ========    ========    ========

(4) Interest and other income, net includes the following
      Income from reduction in convertible note due to
      accrual of retention bonuses noted above ..............   $    171    $     --    $    229    $     --
                                                                ========    ========    ========    ========

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               Verilink Reports Fourth Quarter and Fiscal 2004 Financial Results
                                                                          Page 5

                              VERILINK CORPORATION
     RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NON-GAAP INCOME
                           (Unaudited, in thousands)

                                                               Three Months Ended         Year Ended
                                                              --------------------   -------------------
                                                              July 2,     June 27,   July 2,    June 27,
                                                                2004        2003       2004       2003
                                                              --------    --------   --------   --------

GAAP net income (loss) ....................................   $   (500)   $    917   $     12   $  1,520
Acquisition-related and other items:
   Cash bonuses paid in connection with XEL acquisition ...         --          --        350         --
   Retention bonuses accrued in connection with XEL
     acquisition, net of impact from reduction in
     convertible notes ....................................         --          --         --         --
   Compensation expense related to stock and restricted
     stock awards .........................................        439          --      1,495         --
   Amortization of acquired intangible assets .............        314         185      1,026        484
   Restructuring charge ...................................        (10)         --        390         --
   In process research & development ......................         --          --         --        316
   Cumulative effect of change in accounting principle,
     relating to goodwill .................................         --          --         --      1,233
                                                              --------    --------   --------   --------
Pro forma non-GAAP income .................................   $    243    $  1,102   $  3,273   $  3,553
                                                              ========    ========   ========   ========


PRO FORMA NON-GAAP ADJUSTMENTS: The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments relate to other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the NetEngine product line in January 2003, the acquisition of the Miniplex product line in July 2003 and the acquisition of XEL in February 2004, compensation expense recorded from stock grants and restricted stock grants awarded following the XEL acquisition, compensation expense related to bonuses paid or to be paid to certain XEL employees after the acquisition, net of impact on convertible notes payable, and restructuring charges related to the consolidation of certain XEL operations and administrative functions. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.



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               Verilink Reports Fourth Quarter and Fiscal 2004 Financial Results
                                                                          Page 6

                              VERILINK CORPORATION
                   GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)

                                                                  July 2,   June 27,
                                                                   2004       2003
                                                                 --------   --------
                                     ASSETS
Current assets:
   Cash and cash equivalents .................................   $  3,447   $  8,503
   Short-term investments ....................................         --        101
   Accounts receivable, net ..................................      7,968      3,621
   Inventories, net ..........................................      5,917      2,296
   Other current assets ......................................        942        319
                                                                 --------   --------
     Total current assets ....................................     18,274     14,840
Property held for lease, net .................................      6,269      6,462
Property, plant and equipment, net ...........................      1,381      1,350
Restricted cash ..............................................         --      1,000
Goodwill, net ................................................      9,887         --
Other intangible assets, net .................................      9,182      2,132
Other assets .................................................        811        525
                                                                 --------   --------
     Total assets ............................................   $ 45,804   $ 26,309
                                                                 ========   ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities: .........................................   $ 15,130   $  8,461
Long-term debt and capital lease obligations .................      6,262      3,749
Stockholders' equity .........................................     24,412     14,099
                                                                 --------   --------
     Total liabilities and stockholders' equity ..............   $ 45,804   $ 26,309
                                                                 ========   ========
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